Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 of CNB Financial Corporation of our report dated March 27, 2013, relating our audit of the consolidated financial statements of FC Banc Corp. as of and for the year ended December 31, 2012, and to the reference to us under the heading “EXPERTS” in the prospectus.

/s/ S.R. Snodgrass, A.C.
S.R. Snodgrass, A.C.

Wexford, Pennsylvania

December 31, 2013